UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 23, 2018
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2125 O'Nel Drive
San Jose, CA    95131
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)      On October 23, 2018, the board of directors (the "Board") of 8x8, Inc. (the "Company") increased the authorized number of directors from seven to eight and appointed Monique Bonner to fill the newly created vacancy. Ms. Bonner's initial term will expire at the 2019 annual meeting of stockholders (the "2019 Annual Meeting"), concurrently with the terms of the other members of the Board. In connection with her appointment as director, Ms. Bonner was also appointed to serve as a member of the Audit Committee of the Board and of the Governance and Nominating Committee of the Board.

Upon her appointment to the Board, Ms. Bonner was granted two awards of restricted stock units ("RSUs"), in accordance with the Company's non-employee director compensation policy. As previously reported, upon a non-employee director's initial appointment or election to the Board, the director is entitled to receive (a) an RSU award with a value of $175,000, reduced proportionately to the extent that the director's initial term of service is less than a full term, and vesting in full upon completion of the initial term of service, and (b) an RSU award with a value of $100,000, vesting in two equal installments on the first and second anniversaries of the date of grant, subject to the director's continued service. In accordance with this policy, Ms. Bonner was granted (a) an RSU award for 7,558 shares, vesting in full on the date of the 2019 Annual Meeting, and (b) an RSU award for 5,455 shares, vesting as to one-half (1/2) of the shares on each of October 23, 2019 and October 23, 2020, in each case subject to her continued service as of the vesting date.

Ms. Bonner does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)      The Company previously reported that, among other terms of his employment agreement, Steven Gatoff was to be granted performance share units (PSUs) representing rights to acquire up to 59,076 shares of the Company's common stock at 100% of the target level, subject to Board approval. On October 23, 2018, the Board approved an increased award to Mr. Gatoff of PSUs representing rights to acquire up to 71,232 shares at 100% of the target level. All other terms and conditions of the PSU award were consistent with the Company's standard terms and conditions for PSU awards and with the terms and conditions previously reported for Mr. Gatoff's PSU award.

Mr. Gatoff currently serves as Special Advisor to the Chief Executive Officer. He will become Chief Financial Officer of the Company on November 1, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2018

8X8, INC.

By: /s/ Mary Ellen Genovese

Mary Ellen Genovese
Chief Financial Officer

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